Exhibit 99.2

BETTER METALS FOR EVs March 2021 Revolutionizing the Mineral Supply Chain for Fast Growing EV Demand Investment summary for The Metals Company, Inc.

BETTER METALS FOR EVs This presentation is for informational purposes only and has been prepared to assist interested parties in making their own evaluation with respect to the proposed business combination between Sustainable Opportunities Acquisition Corporation (“SOAC”) and DeepGreen Metals Inc . (“DeepGreen”) . The information contained herein does not purport to be all - inclusive and none of SOAC, DeepGreen or any of their prospective affiliates, or any of their control persons, officers, directors, employees or representatives makes any representation or warranty, express or implied, as to the accuracy, completeness or reliability of the information contained in this presentation . It is not intended to form the basis of any investment decision or any other decision in respect of the business combination . You should not construe the contents of this presentation as investment, legal, business or tax advice . You should consult with your own counsel, financial advisor and tax advisor as to legal, business, financial, tax and related matters concerning the matters described herein . Important Information About the Proposed Business Combination and Where to Find It In connection with the proposed business combination, SOAC intends to file a Registration Statement on Form S - 4 , including a preliminary proxy statement/prospectus and a definitive proxy statement/prospectus with the SEC . SOAC's shareholders and other interested persons are advised to read, when available, the preliminary proxy statement/prospectus and the amendments thereto and the definitive proxy statement/prospectus as well as other documents filed with the SEC in connection with the proposed business combination, as these materials will contain important information about DeepGreen, SOAC, and the proposed business combination . When available, the definitive proxy statement/prospectus and other relevant materials for the proposed business combination will be mailed to shareholders of SOAC as of a record date to be established for voting on the proposed business combination . Shareholders will also be able to obtain copies of the preliminary proxy statement/prospectus, the definitive proxy statement/prospectus, and other documents filed with the SEC that will be incorporated by reference therein, without charge, once available, at the SEC's website at www . sec . gov, or by directing a request to : Investors@soa - corp . com . Participants in the Solicitation SOAC and its directors and executive officers may be deemed participants in the solicitation of proxies from SOAC's shareholders with respect to the business combination . A list of the names of those directors and executive officers and a description of their interests in SOAC will be included in the proxy statement/prospectus for the proposed business combination and be available at www . sec . gov . Additional information regarding the interests of such participants will be contained in the proxy statement/prospectus for the proposed business combination when available . DeepGreen and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the shareholders of SOAC in connection with the proposed business combination . A list of the names of such directors and executive officers and information regarding their interests in the proposed business combination will be included in the proxy statement/prospectus for the proposed business combination . Use of Projections and Non - GAAP Measures This presentation contains projected financial information with respect to the combined company, namely DeepGreen’s projected revenue and EBITDA for future years . Such projected financial information constitutes forward - looking information and is for illustrative purposes only, and should not be relied upon as necessarily being indicative of future results . The assumptions and estimates underlying such projected financial information are inherently uncertain and are subject to a wide variety of significant business, economic, competitive and other risks and uncertainties that could cause actual results to differ materially from those contained in the prospective financial information . Actual results may differ materially from the results contemplated by the projected financial information contained in this presentation, and the inclusion of such information in this presentation should not be regarded as a representation by any person that the results reflected in such projections will be achieved . The independent auditors of DeepGreen have not audited, reviewed, compiled, or performed any procedures with respect to the projections for the purpose of their inclusion in this presentation, and accordingly, did not express an opinion or provide any other form of assurance with respect thereto for the purpose of this presentation . Some of the financial information and data contained in this presentation, such as EBITDA, have not been prepared in accordance with United States generally accepted accounting principles (“GAAP”) . EBITDA is defined as net earnings (loss) before interest expense, income tax expense (benefit), depreciation and amortization . DeepGreen believes these non - GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to DeepGreen’s financial condition and results of operations . DeepGreen believes that the use of these non - GAAP financial measures provides an additional tool for investors to use in evaluating projected operating results and trends . DeepGreen's method of determining these non - GAAP measures may be different from other companies' methods and, therefore, may not be comparable to those used by other companies and DeepGreen does not recommend the sole use of these non - GAAP measures to assess its financial performance . Management does not consider these non - GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP . The principal limitation of these non - GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in DeepGreen’s financial statements . In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expense and income are excluded or included in determining these non - GAAP financial measures . In order to compensate for these limitations, management presents non - GAAP financial measures in connection with GAAP results . DeepGreen is not providing a reconciliation of projected EBITDA for future years to the most directly comparable measure prepared in accordance with GAAP because DeepGreen is unable to provide this reconciliation without unreasonable effort due to the uncertainty and inherent difficulty of predicting the occurrence, the financial impact, and the periods in which the adjustments may be recognized . For the same reasons, DeepGreen is unable to address the probable significance of the unavailable information, which could be material to future results . No Representations or Warranties This presentation does not purport to contain all of the information that may be required to evaluate a possible transaction . No representation or warranty, express or implied, is or will be given by SOAC or DeepGreen or any of their respective affiliates, directors, officers, employees, or advisers or any other person as to the accuracy or completeness of the information in this presentation (including as to the accuracy or reasonableness of statements, estimates, targets, projections, assumptions, or judgments) or any other written, oral, or other communications transmitted or otherwise made available to any party in the course of its evaluation of a possible transaction, and no responsibility or liability whatsoever is accepted for the accuracy or sufficiency thereof or for any errors, omissions, or misstatements, negligent or otherwise, relating thereto . Accordingly, none of SOAC or DeepGreen or any of their respective affiliates, directors, officers, employees, or advisers or any other person shall be liable for any direct, indirect, or consequential loss or damages suffered by any person as a result of relying on any statement in or omission from this presentation and any such liability is expressly disclaimed . This presentation is not intended to constitute and should not be construed as investment advice and does not constitute investment, tax, or legal advice . Certain information contained herein has been derived from sources prepared by third parties . While such information is believed to be reliable for the purposes used herein, none of SOAC, DeepGreen, their respective affiliates, nor SOAC’s or DeepGreen’s or their affiliates’ directors, officers, employees, members, partners, shareholders, or agents makes any representation or warranty with respect to the accuracy of such information . Industry and Market Data In this presentation, SOAC and DeepGreen rely on and refer to information and statistics regarding DeepGreen and certain of its potential competitors and other industry data . The information and statistics are from third - party sources, including reports by market research firms . Cautionary Note Regarding Mineral Resources and Reserves The mineral resource estimates in this presentation were prepared in accordance with the requirements of the requirements of the Modernization of Property Disclosures for Mining Registrants set forth in subpart 1300 of Regulation S - K, as promulgated by the United States Securities and Exchange Commission, and the National Instrument 43 - 101 “Standards of Disclosure for Mineral Projects” of the Canadian Securities Administrators . You are cautioned that mineral resources do not have demonstrated economic value and you should not assume that all or any part of mineral resources will ever be upgraded to mineral reserves . Under SEC standards, mineralization, such are mineral resources, may not be classified as a “reserve” unless the determination has been made that the mineralization could be economically and legally produce or extracted at the time of the reserve determination . Forward Looking Statements This presentation includes “forward - looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995 . SOAC’s and DeepGreen’s actual results may differ from their expectations, estimates, and projections and, consequently, you should not rely on these forward - looking statements as predictions of future events . Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions (or the negative versions of such words or expressions) are intended to identify such forward - looking statements . These forward - looking statements include, without limitation, SOAC and DeepGreen’s expectations with respect to future performance, development of its estimated resources of battery metals, potential regulatory approvals, and anticipated financial impacts and other effects of the proposed business combination, the satisfaction of the closing conditions to the proposed business combination, the timing of the completion of the proposed business combination, and the size and potential growth of current or future markets for the combined company’s supply of battery metals . These forward - looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from those discussed in the forward - looking statements . Most of these factors are outside SOAC’s and DeepGreen’s control and are difficult to predict . Factors that may cause such differences include, but are not limited to : the occurrence of any event, change, or other circumstances that could give rise to the termination of the business combination agreement ; the outcome of any legal proceedings that may be instituted against SOAC and DeepGreen following the announcement of the business combination agreement and the transactions contemplated therein ; the inability to complete the proposed business combination, including due to failure to obtain approval of the shareholders of SOAC and DeepGreen, certain regulatory approvals, or satisfy other conditions to closing in the business combination agreement ; the occurrence of any event, change, or other circumstance that could give rise to the termination of the business combination agreement or could otherwise cause the transaction to fail to close ; the impact of COVID - 19 on DeepGreen’s business and/or the ability of the parties to complete the proposed business combination ; the inability to obtain or maintain the listing of the combined company’s shares on NYSE or Nasdaq following the proposed business combination ; the risk that the proposed business combination disrupts current plans and operations as a result of the announcement and consummation of the proposed business combination ; the ability to recognize the anticipated benefits of the proposed business combination, which may be affected by, among other things, the commercial and technical feasibility of seafloor polymetallic nodule mining and processing ; the supply and demand for battery metals ; the future prices of battery metals ; the timing and content of ISA’s exploitation regulations that will create the legal and technical framework for exploitation of polymetallic nodules in the Clarion Clipperton Zone ; government regulation of deep seabed mining operations and changes in mining laws and regulations ; environmental risks ; the timing and amount of estimated future production, costs of production, capital expenditures and requirements for additional capital ; cash flow provided by operating activities ; unanticipated reclamation expenses ; claims and limitations on insurance coverage ; the uncertainty in mineral resource estimates ; the uncertainty in geological, hydrological, metallurgical and geotechnical studies and opinions ; infrastructure risks ; and dependence on key management personnel and executive officers ; and other risks and uncertainties indicated from time to time in the final prospectus of SOAC for its initial public offering and the proxy statement/prospectus relating to the proposed business combination, including those under “Risk Factors” therein, and in SOAC’s other filings with the SEC . SOAC and DeepGreen caution that the foregoing list of factors is not exclusive . SOAC and DeepGreen caution readers not to place undue reliance upon any forward - looking statements, which speak only as of the date made . SOAC and DeepGreen do not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward - looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based . No Offer or Solicitation This press release shall not constitute a solicitation of a proxy, consent, or authorization with respect to any securities or in respect of the proposed business combination . This press release shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction . No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933 , as amended, or an exemption therefrom . 2 Dis c laime r .

BETTER METALS FOR EVs 3

DeepGreen + SOAC = The Metals Company[1].



Gerard Barron
CEO & Chairman



Tony O'Sullivan
Project Development



Erika Ilves
Strategy



Scott Leonard
CEO



Scott Honour
Chairman



David Quiram
CFO

The Metals Company

SOAC has identified DeepGreen as a unique opportunity to solve the looming global battery metals supply problem of the Clean Energy Transition while dramatically reducing the ESG footprint associated with conventional metal production.

Together, SOAC and DeepGreen are forming The Metals Company.

[1] TMC the metals company Inc. will list under the ticker "TMC" and trade as "The Metals Company".

BETTER METALS FOR EVs 4 Transaction summary. The business - Founded in 2009, DeepGreen Metals, Inc. is the developer of the world’s largest estimated deposit of battery metals 1 — seafloor polymetallic nodules — with the lowest expected lifecycle ESG footprint on the planet and people 2 Transaction size - Sustainable Opportunities Acquisition Corp. (NYSE: SOAC) is a special purpose acquisition company with $300mm of cash in trust - Fully committed, upsized $330 million PIPE Valuation - Pro forma equity value of $2.9bn - Attractively valued entry multiple for a unique resource with significant upside, proven technology, timing of estimated first production/ revenue aligned with expected significant shortages in key battery metals - 2027E EBITDA of $2bn 3 - Net present value of $6.8n 3 for NORI - D - Net present value of $31.3bn 3 for the full portfolio Capital structure - DeepGreen shareholders rolling 100% of their equity - $570mm net cash (assuming no redemptions) expected to fully fund operations to first expected revenue in 2024 Pro forma ownership - 76% existing shareholder equity roll over - 12% SPAC and founder shares - 11% PIPE investors 1 Global Nickel Industry Cost Summary, Wood Mackenzie, August 2020. 2 “Where Should Metals for the Green Transition Come From?”, Paulikas et al, LCA white paper, April 2020. 3 Canadian NI 43 - 101 and SEC Regulation S - K (Subpart 1300) Compliant NORI Area D Clarion Clipperton Zone Mineral Resource Estimate and associated financial model, AMC, March 2021 . Canadian NI 43 - 101 Compliant TOML Clarion - Clipperton Zone Project Mineral Resource Estimate, AMC, March 2016. Canadian NI 43 - 101 Resource Statement for full field financial model (internal DeepGreen development scenario). Net present value as of January 1, 2021, assuming 9% discount rate.

BETTER METALS FOR EVs

5

Investment highlights.

The world's largest estimated source of battery metals
Enough nickel, copper, manganese and cobalt in situ to electrify 280 million EVs[1]

Four battery metals in high concentrations in a single resource
3.2% nickel equivalent[2] vs. 0.3-1.9% for the world's largest undeveloped nickel projects

Low-cost production
Expecting to be the 2nd lowest cost nickel producer on the planet[3]

70-99% reduction of lifecycle ESG impacts
Including zero solid waste, 90% less CO_2 equivalent emissions[4]

Attractive valuation with significant upside
0.35x P/NAV multiple only on 22% of the resource vs. 1.6x median for producing peers

Best-in-class strategic investors / partners

GLENCORE	MAERSK	Allseas	HATCH
Offtakes Processing	Vessel operations	Offshore collection technology	Onshore processing technology



"EV battery in a rock"

[1] Assuming 75kWh batteries with NMC811 chemistry and nodule resource grade and abundance, "Where Should Metals for the Green Transition Come From?", Paulikas et al, LCA white paper, April 2020. Calculation based on estimated contained value of nickel.
[2] Nickel equivalence calculation uses NORI-D Model price deck as stated on page 54. Based on converting the economic value of other metals into nickel using the average commodity prices across life of mine for NORI-D. Life of mine model based on Canadian NI 43-101 and SEC Regulation S-K (Subpart 1300) Compliant NORI Area D Clarion Clipperton Zone Mineral Resource Estimate, AMC, March 2021.
[3] DeepGreen analysis based Canadian NI 43-101 and SEC Regulation S-K (Subpart 1300) Compliant NORI Area D Clarion ClippertonZone Mineral Resource Estimate and associated financial model, AMC, March 2021. Metals Cost Curve, Wood Mackenzie, August 2020.
[4] "Where Should Metals for the Green Transition Come From?", Paulikas et al, LCA white paper, April 2020. "Life cycle climate change impacts of producing battery metals from land ores versus deep-sea polymetallic nodules", Paulikas et al, December 2020.

BETTER METALS FOR EVs ~$18bn 3 investment in electromobility and hybridization through 2025 ~$84bn 3 committed to R&D and capex spend, with a particular focus on electrification and digitalization through 2025 ~$11bn 3 investment in development and production of EVs $22bn committed towards electrification through 2025 ~$27bn committed to EVs and AVs through 2025 ~$42bn 3 towards electromobility and hybridization through 2025 1 New Energy Outlook 2020, BloombergNEF, October 2020. Includes both passenger and commercial vehicles. 2 Company press releases. 3 Market exchange rates as of February 8, 2021 per FactSet (financial data provider). Surge in EV demand will test the limits of metals supply. 55.5 21.8 7.0 1.4 2020 2025 2030 2040 Global electric vehicle sales Millions of units 1 OEM commitments to EV development Public commitments 2 6

BETTER METALS FOR EVs 14 16 18 20 2 2 24 26 28 12 30 1 “Powering up sustainable energy,” McKinsey, June 2020. 2 “How clean can the nickel industry become?”, McKinsey, September 2020. 3 Q4 2020 Copper Long Term Outlook, Wood Mackenzie. Massive deficits in key EV battery metals are expected from 2025. 58 138 457 1,268 3,086 219 1,464 3,612 2019 2025 2030 Global battery demand 1 By application, in gigawatt hours 2.3 Nickel class 1 deficit without greenfield developments Global refined nickel supply and demand, in Mt 2 2.0 1.2 2.4 1.4 1.0 0.8 2.2 1.8 1.6 2.6 Su pp ly De m a n d Copper deficit without greenfield developments Global copper mine supply and demand, in Mt 3 De m a n d ~35% deficit 201 2 1 3 1 4 1 5 1 6 1 7 1 8 1 9 2 0 2 1 2 2 2 3 2 4 2 5 2 6 2 7 2 8 2 9 2030 2 6 .9 E V s Energy st o r a g e 69 Consumer el ect r o n i c s Su pp ly ~40% deficit 29 Cu C o pp er 63.546 28 Ni Nickel 58 . 69 3 7

BETTER METALS FOR EVs 4 1 7 5 8 9 3 6 2 Areas of Particular Environmental Interest (APEI) PROTECTED AREAS (1.44 million km 2 ) EXPLORATION AREAS (1.1 million km 2 ) Exploration contract areas granted by the International Seabed Authority (ISA) Solution : sourcing battery metals from a vast resource of polymetallic nodules. BETTER METALS FOR EVs Clarion Clipperton Zone (CCZ) 1 Hawai’i 23 billion dry tonnes of nodules, total CCZ resource estimate 1 Area depicted represents the entire CCZ. 2 Assuming 75kWh batteries with NMC811 chemistry; “Where Should Metals for the Green Transition Come From?”, Paulikas et al, LCA white paper, April 2020; Nodule resource grade and abundance based on the ISA resource model. Source: “A Geological Model of Polymetallic Nodule Deposits in the Clarion - Clipperton Fracture Zone”, ISA, 2010. Resource Estimates of the Clarion Clipperton Manganese Nodule Deposits (Marine Mineral Deposits p 145 - 170), Morgan, 2000. 29 Cu C oppe r 63.546 234 Mt 28 Ni Nickel 58.693 270 Mt 27 Co Cobalt 58.933 4 6 Mt 25 Mn M a n g a nese 54.938 6 Bt 8 1.1% 1.4% Enough total resource in the CCZ to electrify the entire global car fleet several times over 2 0.1% 31%

BETTER METALS FOR EVs Unattached to the seafloor – no need for drilling & blasting High - grades of four metals in a single ore – much less ore mass to process Very low hazardous elements like As, Sb, Hg – no toxic processing tailings Low head - grade variability – easier to process 2 - 10 cm diameter – easy to handle Microporous – easier to smelt High - grade, consistent and scalable resource offers many advantages. 29 Cu C oppe r 63.546 28 Ni Nickel 58.693 27 Co Cobalt 58.933 25 Mn M a n g a nese 54.938 1.1% 1.3% 0.2% 29% Source: Canadian NI 43 - 101 and SEC Regulation S - K (Subpart 1300) Compliant NORI Area D Clarion Clipperton Zone Mineral Resource Estimate and associated financial model, AMC, March 2021 . Rest of nodule mass: 41% hydroxides, 18% Mg/Na/Al/Si; 8% Fe; 0.7% micronutrients. 9

BETTER METALS FOR EVs 10

Enabling us to dramatically reduce lifecycle ESG impacts of EV battery metals…

Nodules vs. land ores

Resource use

-75%	-94%	-89%	+99.6%	Land based mining impacts globally includes deep sea tailings placement which can be very damaging to the environment
Ore	Land	Water	Seafloor	

Climate change / Habitat damage

Climate change		Habitat damage			
-70%	-94%	-100%	-98%	-99%	-99%
CO_2e emissions	Stored carbon at risk	Solid processing waste	Terrestrial ecotoxicity	Freshwater ecotoxicity	Eutrophication potential

Humans / Wildlife

Humans			Wildlife		
-99%	-97%	-100%	-93%	-93%	present
Human toxicity	Human lives at risk	Child labor risk	Biomass at risk	Megafauna wildlife at risk	Biodiversity loss risk

Note: Lifecycle analysis done on a cradle-to-gate basis including the mining/collection phase, transport, processing & refining phase.
Source: "Where Should Metals for the Green Transition Come From?", Paulikas et al, LCA white paper, April 2020.

BETTER METALS FOR EVs 11

…and become the second lowest-cost nickel producer in the world[1].

Nickel C1 cost curve on a by-products' basis[1]

C1 Cash Cost represents all direct costs, incl. mining, processing, freight, SGA minus revenue from by-products


10.0
5.0
0.0
(5.0)
(10.0)
(15.0)
(20.0)
C1 cash cost, $ / lb
NORI-D Average2,3 ($2.4/lb)
Norilsk, Russia
World's cumulative nickel production by miner, million lbs

[1] Nickel C1 Cost Curve, Wood Mackenzie, August 2020.
[2] Average for the steady state years 2030-45.
[3] Derived from Canadian NI 43-101 and SEC Regulation S-K (Subpart 1300) Compliant NORI Area D Clarion Clipperton Zone Mineral Resource Estimate and associated financial model, AMC, March 2021.

BETTER METALS FOR EVs 0.3% N i c k el equ i v a l e n t grades 4 1.2% 1.1% 1.9% 3.2% Comparing our portfolio to other nickel projects. 1 Global Nickel Industry Cost Summary, Wood Mackenzie, August 2020; inclusive of reserves. 2 Canadian NI 43 - 101 Resource Statement for full field financial model (internal DeepGreen development scenario). Metals and mining recoveries have not been considered. 3 Asset Reports for Dumont, Wingellina, Araguaia, NiWest Laterite, Norilsk, FeNi Halmahera, Jinchuan and Koniambo, Wood Mackenzie. 4 Nickel equivalence calculation uses NORI - D Model price deck as stated on page 53. For gold ($1,832/oz), platinum ($1,172/oz) and silver ($27/oz), spot prices as of February 8, 2021 are used. 5.8 2.0 1.7 0.9 TMC portfolio Dumont Wingelina Araguaia NiWest L at e ri te 1 8 .9 5.4 4.3 3.4 N o rils k FeNi Halmahera Jinchuan Koniambo 29.0 2 Ni e q ui v ale n t resources World’s largest undeveloped nickel projects Total resources (inferred, indicated & measured), in Mt 1,3 World’s largest nickel operations Total resources (inferred, indicated & measured), in Mt 1,3 2.3% 2.0% 1.2% 2.5% 1 6 . 0 2 12

BETTER METALS FOR EVs Marawa Resource definition work still required 1 Canadian NI 43 - 101 Resource Statement for full field financial model (internal DeepGreen development scenario). 2 Canadian NI 43 - 101 and SEC Regulation S - K (Subpart 1300) Compliant NORI Area D Clarion Clipperton Zone Mineral Resource Estimate and associated financial model, AMC, March 2021 . 3 Canadian NI 43 - 101 Compliant TOML Clarion Clipperton Zone Project Mineral Resource Estimate, AMC, July 2016. 4 January 1, 2021, assuming 9% discount rate. 5 Average estimated annual revenue and EBITDA 2030 - 2046. $6.8B NPV 4 Resource: 356Mt Production: 9.3Mtpa dry Est. Revenue: $4.7B/a 5 Est. EBITDA: $2.9B/a 5 Est. Total Revenue: $95.1B Est. Total EBITDA: $57.3B + Additional upside We are developing NORI - D area first with potentially massive investor upside if full portfolio is developed. Full portfolio 1 Estimated resource 4 $31.3 B N P V Resource: 1.6Bt Production: 56Mtpa dry Est. Revenue: $20.2B/a Est. EBITDA: $12.9B/a Est. Total Revenue: $389B Est. Total EBITDA: $247B Estimated resource 2 3 13

BETTER METALS FOR EVs 14

Resource is effectively and efficiently defined.

NORI

TOML

BOX CORE SAMPLING[1]

250
box cores collected[2]

82,000
kg (wet) nodules collected[2]

13,950
biological samples collected[2]


MAERSK





AUV CAMERA IMAGERY[1]

178,591
km[2] of high-res bathymetric survey[2]

5,439
km[2] detailed seafloor imagery[2]


FUGRO



[1] Images from DeepGreen's resource survey offshore campaigns in NORI contract area.
[2] Boxcores, nodules collected, high-res bathymetry, detailed bathymetry – compiled by DeepGreen from - Canadian NI 43-101 and SEC Regulation S-K (Subpart 1300) Compliant NORI Area D Clarion Clipperton Zone Mineral Resource Estimate and associated financial model, AMC, March 2021. Canadian NI 43-101 Compliant TOML Clarion Clipperton-Zone Project Mineral Resource Estimate, AMC, July 2016 and DeepOcean NORI – D Bulk Sampling Report, 2020.
NORI area D post cruise report, 2018; Erias Cruise 6a Biological and Physiochemical Co-Sampling Report NORI area D post cruise, 2019; Erias Cruise 6b Biological and Physiochemical Co-Sampling Report NORI area D post cruise report, 2019.

BETTER METALS FOR EVs
15

Transparent regulatory regime supported by international law.

Seabed resources in the high seas are governed by the International Seabed Authority (ISA)

- Autonomous international organization
- Modern regulatory regime
- Transparency & civil society engagement
- Less sovereign risk
- Royalty transparency
- Common heritage of mankind
- Focus on developing states & the environment



We have the required contracts to explore our resources and we are on track to secure our first production contract.

1994
Regulator established
International Seabed Authority is formed and member nations join

2001
Exploration Regulations
First Exploration Contracts granted to Government Institutions

2011
NORI Area exploration contracts granted to DeepGreen, sponsored by Nauru[1]

2012
TOML Area exploration contracts granted to Nautilus, sponsored by Tonga—acquired by DeepGreen in March 2020[2]

2015
Marawa Area Commercial rights secured by DeepGreen, sponsored by Kiribati[3]

2017
1st draft Exploitation Regulations issued by ISA

2021
Final Exploitation Regulations were expected to be in place in 2020 but are delayed due to Covid-19…

…The ISA has committed to completing and adopting the code on an expedited basis and we expect the code to be adopted no later than 2023.

2023
Exploitation Regulations to be adopted by the ISA

[1] NORI ISA exploration contract and NORI sponsorship agreement with Nauru.
[2] TOML ISA exploration contract and TOML sponsorship agreement with Tonga.
[3] Marawa ISA exploration contract and Marawa sponsorship agreement with Kiribati.

BETTER METALS FOR EVs R E S O U R C E C O L L E C T S H I P P R O C E S S O F F S H O R E O N S H O R E Strategic partners and other organizations helping us accelerate development. BETTER METALS FOR EVs Invested in 2012. Holds offtake on NORI Area: 29 Cu C opp er 63 . 54 6 28 Ni Nickel 58 . 69 3 50% of p r oduc ti on 50% of p r oduc ti on D E F I N I T I O N Invested $25M in 2017. Provides project management services including vessel operations and supplier management on all resource definition and environmental offshore campaigns. T E C H N O L O G Y D E V E L O P M E N T Invested $70M in 2019 - 2020. Developing a pilot and first commercial nodule collection system (partially covered by DeepGreen equity). F L O W S H E E T Developed a zero solid waste flowsheet, overseeing Pilot Plant program being completed at FLSmidth’s and Glencore’s facilities. E N V I R O N M E N T A L I M P A C T S Several world’s leading deep - sea research institutions contributing to Environmental & Social Impact Assessment program consisting of over 100 discrete studies. These organizations are independent and expect to openly publish their research in peer - reviewed journals. 16

BETTER METALS FOR EVS 17

NORI-D planned production to commence in 2024 and expected to reach close to $2 billion in EBITDA in 2027.

DISCOUNTED CASH FLOW JAN 2021 Net present value at 9% discount rate	$6.8 billion
EST. ANNUAL REVENUE[1]	$4.7 billion
EST. ANNUAL EBITDA[1]	$2.9 billion
EST. PRE-CONSTRUCTION CAPEX	$0.2 billion
EST. OFFSHORE CONSTRUCTION CAPEX	$2.2 billion
EST. ONSHORE CONSTRUCTION CAPEX	$4.8 billion

NORI-D NPV using current spot prices: ~$10.8bn[2]

$USD millions

Financials	Life of Project	2021	2022	2023	2024	2025	2026	2027	2028	2029	2030	2031	2032	2033	2034	2043	2044	2045	2046
Revenue	95,090	-	-	-	251	1,172	2,253	3,677	4,409	3,780	4,889	5,459	5,190	5,124	4,823	4,423	4,230	3,749	3,203
Operating costs	37,761	64	75	88	215	751	1,410	1,693	1,906	1,432	1,821	2,067	1,969	1,939	1,818	1,678	1,613	1,439	1,225
EBITDA	57,330	(64)	(75)	(88)	35	421	843	1,983	2,503	2,348	3,068	3,392	3,221	3,185	3,005	2,745	2,617	2,309	1,978
Depreciation	9,476	-	-	-	182	451	707	756	835	864	726	651	654	648	583	149	132	95	95
EBIT	47,854	(64)	(75)	(88)	(147)	(30)	136	1,227	1,668	1,483	2,342	2,741	2,567	2,538	2,422	2,595	2,485	2,214	1,883
Taxes and Royalties	16,318	-	-	-	10	46	88	351	467	573	835	965	908	897	850	854	817	726	616
Earnings	31,535	(64)	(75)	(88)	(157)	(76)	49	876	1,201	910	1,506	1,776	1,659	1,640	1,571	1,741	1,668	1,489	1,268
Cash Flow	**Total**																		
Revenue	95,090	-	-	-	251	1,172	2,253	3,677	4,409	3,780	4,889	5,459	5,190	5,124	4,823	4,423	4,230	3,749	3,203
Opex	(37,524)	-	-	-	(206)	(751)	(1,410)	(1,693)	(1,906)	(1,432)	(1,821)	(2,067)	(1,969)	(1,939)	(1,818)	(1,678)	(1,613)	(1,439)	(1,225)
Capex	(10,607)	(64)	(142)	(297)	(893)	(1,666)	(2,151)	(617)	(1,035)	(854)	(360)	(59)	(59)	(168)	(168)	(168)	(81)	(106)	(559)
Taxes and Royalties	(16,318)	-	-	-	(10)	(46)	(88)	(351)	(467)	(573)	(835)	(965)	(908)	(897)	(850)	(854)	(817)	(726)	(616)
Net Cash Flow	30,641	(64)	(142)	(297)	(859)	(1,291)	(1,395)	1,015	1,002	921	1,872	2,368	2,254	2,120	1,986	1,722	1,719	1,478	803
Cumulative Cash Flow	30,641	(64)	(206)	(503)	(1,361)	(2,652)	(4,047)	(3,032)	(2,031)	(1,110)	762	3,130	5,384	7,503	9,490	26,641	28,360	29,838	30,641

[1] Average estimated annual production and revenue 2030-2046.

[2] Based on spot prices as of February 26, 2021. Nickel price of $18,607/ton (LME Spot Close), copper price of $9,172/ton (LME Spot Close), cobalt price of $51,995/ton (LME Spot Close) and manganese price of $5.55/dmtu (SMM - Mn 44% Ore - CIF Tianjin).

Source: Canadian NI 43-101 and SEC Regulation S-K (Subpart 1300) Compliant NORI Area D Clarion Clipperton Zone Mineral Resource Estimate and associated financial model, AMC, March 2021.

BETTER METALS FOR EVs 18

Transaction currently expected to fully fund pre-production capital and "Project Zero" (initial commercial production).

Key Transaction Terms

- The Metals Company and SOAC raised a fully committed, upsized PIPE of $330mm to support the transaction
- SOAC currently has $300mm in cash held in trust account
- $2.4 billion pro forma enterprise value
- NORI-D NAV of $6.8bn, P / NAV of 0.35x
- Proceeds raised expected to fund the required capex for pre-production (offshore and onshore development, technical studies) as well as "Project Zero"
- Earn-out of 2% of total pro forma shares outstanding issued to existing TMC shareholders at illustrative pro forma share price of $15.00[1]
- Sponsor will move 0.7mm shares to earn-out at $12.00 per share and will receive 0.5mm additional shares share price of $50.00

Illustrative Pro Forma Valuation

Pro Forma Valuation	
Share Price	$10.00
Pro Forma Shares Outstanding	295
Equity Value	**$2,948**
Plus: Debt	0
Less: Cash	(570)
Enterprise Value	$2,378
2027E NORI-D EBITDA	1,983
FV / 2027E NORI-D EBITDA	**1.2x**

Pro Forma Ownership[2]

Pro Forma Ownership	Shares (mm)	Ownership
SPAC Public Investors	30.0	10%
Sponsor Promote	6.8	2
PIPE Investors	33.0	11
Shares to The Metals Company	225.0	76
Total Shares Outstanding	**294.8**	**100%**

Sources and Uses

Sources	($mm)	Percent
SPAC Cash in Trust	$300	10%
PIPE Proceeds	330	11
Sponsor Promote	68	2
The Metals Company Rollover Equity	2,250	76
Total Sources	**$2,948**	**100%**

Uses	($mm)	Percent
Proceeds to The Metals Company	$570	19%
Sponsor Promote	68	2
Transaction Costs	60	2
The Metals Company Rollover Equity	2,250	76
Total Uses	**$2,948**	**100%**

[1] Additional shares issued at $25.00, $35.00, $50.00, $75.00, $100.00, $150.00 and $200 (please see appendix for details).
[2] Pro forma ownership assumes no redemptions by SPAC shareholders and does not include the issuance of 10mm shares upon exercise of a warrant that will replace a certain contingent liability with respect to an operational milestone.

BETTER METALS FOR EVs

19

NORI-D stand-alone valuation believed to justify TMC value before upside from the rest of the field.


NORI-D


NORI-D NPV of ~$10.8bn using current spot prices[3]
Full field fundamental value of $38bn as of 2023E; $31bn as of "today"[4]
Future
Discounted
Fundamental value range based on Initial Assessment[1]; range shown based on 8-10% discount rate
$9.9bn
($31/share)
$7.5bn
($24/share)
$7.6bn
($25/share)
$5.8bn
($19/share)
65% discount to midpoint
$2.4bn
($10/share)
NORI-D Fundamental Value as of 2023E [1]
Implied Discounted Firm Value (Discounted 3 periods @ 9%) [2]
Post Money Enterprise Value
Key "go/no go" decision point to invest further for production

[1] Canadian NI 43-101 and SEC Regulation S-K (Subpart 1300) Compliant NORI Area D Clarion Clipperton Zone Mineral Resource Estimate and associated financial model, AMC, March 2021.
[2] Discounted from December 31, 2023 to December 31, 2020.
[3] Based on spot prices as of February 26, 2021. Nickel price of $18,607/ton (LME Spot Close), copper price of $9,172/ton (LME Spot Close), cobalt price of $51,995/ton (LME Spot Close) and manganese price of $5.55/dmtu (SMM - Mn 44% Ore - CIF Tianjin).
[4] Canadian NI 43-101 Resource Statement for full field financial model (internal DeepGreen development scenario).
Note: Equity value per share calculations assume $440mm of balance sheet cash (proceeds from transaction net of fees).

BETTER METALS FOR EVs 20

Traditional miners provide a long-term floor valuation with upside to more disruptive peers in the EV value chain.


NORI-D

FV / EBITDA (CY+1)


Median: 21.3x
2.8x
6.8x
17.3x
25.3x
21.3x
33.9x
TMC
2026E
Base Metals Producers
EV Metal Producers
Battery Value Chain1
Distruptive Battery EVs2
Electrification Facilitators3

FV / EBITDA (CY+2)


Median: 14.5x
1.2x
6.4x
14.5x
15.2x
8.0x
15.9x
TMC
2027E
Base Metals Producers
EV Metal Producers
Battery Value Chain1
Distruptive Battery EVs2
Electrification Facilitators3

[1] Quantumscape multiples based on 2027E and 2028E. Microvast multiples based on 2023E and 2024E.
[2] Disruptive battery EV multiples based on 2023E and 2024E. Proterra multiple based on 2024E and 2025E multiples.
[3] Electrification facilitators multiples based on 2023E and 2024E. EVBox 2023E multiple was not considered as it exceeds 150x and its 2024E multiple was not considered due to the lack of a 2024E EBITDA projection.
Note: The Metals Company multiples based on 2026E and 2027E EBITDA for NORI-D.
Source: Firm value and EBITDA estimates per FactSet as of February 8, 2021 and company filings. EBITDA projections stated in investor presentations used for Quantumscape, Microvast, Proterra, Lion Electric, Arrival, Chargepoint, EVBox, EVGo.

BETTER METALS FOR EVs Value upside driven by ultimate trading up of TMC to EV metals producer peers. 63% Discount to Midpoint Discounted $2bn EBITDA reached NOR I - D 21 Note: Equity value per share calculations assume $440mm of balance sheet cash (proceeds from transaction net of fees). $12.9bn ($39/share) $ 4 . 3 bn ($14/share) $2.4bn ($10/share) Future $25.8bn ($73/share) $8.6bn ($27/share) 6.5x - 13.0x FV / 2027E EBITDA Implied Discounted Firm Value (Discounted 6 Periods @ 20%) Post Money Enterprise Value

Why SOAC is excited to partner with DeepGreen to form The Metals Company. 22 BETTER METALS FOR EVs Significant projected supply shortfall and increasingly costly greenfields Diminishing resources and a steady decline in grades expected to create a deficit and support higher prices The Metals Company is the right company to competitively and profitably address the battery raw material supply gap TMC’s valuable exploration rights in the CCZ, partnerships with industry leaders, progress towards securing NORI D exploitation rights and a management with exceptional financial acumen position the company as a future leader in the battery metal supply chain Resources in the Clarion - Clipperton Zone could bridge the projected supply gap Limited sizeable nickel and copper greenfields across the globe – the CCZ is the answer Sustained secular demand growth for nickel and copper Rapid adoption of electrification has created a meaningful increase in demand for battery metals “EV battery in a rock”

BETTER METALS FOR EVs Appendix. BETTER METALS FOR EVs 23

BETTER METALS FOR EVs

24

Backed by an experienced and committed group of professionals.

+30-50
people at Maersk Supply Services supporting offshore campaigns

+100
researchers & contractors contributing to the ESIA[1] program

+55
engineers at Allseas working on pilot collection system



GERARD BARRON
CEO & Executive Chairman
Serial tech entrepreneur, major investor in The Metals Company, successful investment track record in ocean resources



ROBERT HEYDON
New Territories
Instrumental in pioneering 21st century private sector mineral exploration in the international seabed area



ANTHONY O'SULLIVAN
Chief Development Officer
30 years experience in mining projects on land & ocean. Former Head of base Metals Exploration at BHP



DR GREGORY STONE
Chief Ocean Scientist
Leading oceanographer. Thought leader on ocean health. Former Chief Scientist for Conservation International



ERIKA ILVES
Strategy
15 years in strategy, incl. 6 years at McKinsey & Co in Africa,
Asia-Pacific & GCC. Co-founded
two robotics start-ups in extreme environment mining



ROBERT MILBOURNE
GC
20+ years of international and cross-cultural legal, advisory and management expertise in mining at Vale and Norton Rose



ZAGLUL KHANDKAR
Project Office
15 years experience supporting complex ESIA[(1)] programs



DR MICHAEL CLARKE
Environmental Program Manager
25+ years of experience in project management globally covering the complete project cycle for biodiversity, fisheries, marine biology, renewables, hydropower, EIA and EMP



COREY MCLACHLAN
ISA & Sponsoring State Relations
Experienced social performance and external relations professional (Canada, the South Pacific, Nauru & Kiribati)



DAN PORRAS
Brand & Comms
15 years in brand development and communications for renewables companies, foundations and NGOs



CRAIG SHESKY
Head of Financial Markets & IR
15 years experience public investing, metals research and investment banking



JON MACHIN
Head of Offshore Development
Expert on design and build of deep water ROVs, trenchers, dredgers and other extreme machines



PATRICK CLARKE
Project Controls Manager
5 years of engineering & project management of complex projects in the environmental, infrastructure & resource sectors, incl. in Indonesia & Pacific Islands



TINA POMEE
Environmental Scientist & Tonga Country Manager
One of Tonga's leading offshore scientists. Broad experience working with government. Multiple offshore expeditions



RORY USHER
PR Manager
Oxford MSc in African Studies, concerning artisanal mining. 4 years communications experience with governments in Africa and the Gulf



TOBY BUCKLEY
Senior Engineer
Stanford MSc in aeronautics. 2 years experience in robotics controls and machine learning at OffWorld, extreme environments robotics start-up



MICK EDDY
Business Development USA
15 years experience in business development for Silicon Valley technology companies, incl. virtual reality



PETER JACOB
Nauru Country Manager
20 year career in Nauru public service and resource management



DR JEFFREY DONALD
Head of Onshore Development
20 years of experience in metallurgy, expert at managing the development of complex projects



TOM SHARP
Business Development Asia & Investor Relations
20+ years of experience in equity trading, track record in raising funds in resources, incl. Nautilus Minerals



WENLIN (WILLIAM) LI
China Partnerships
25 years in forging partnerships between Chinese and Australian public and private entities in minerals and mining industry, covering offtake, project development, financing, engineering and procurement

[1] Environmental and Social Impact Assessment.

BETTER METALS FOR EVs 25

SOAC is proud to form a partnership for powerful, profitable and sustainable growth with TMC.

Key differentiating factors

Proven Fundraising and Public Company Track Record	Strong Investor Base Inside of Trust	Robust Relationships With Prospective PIPE Investors

Our ability to deliver a successful transaction with The Metals Company is supported by our management team's superior track record across investing, value creation and sustainable change

Deals / exits

- **100+** Platform and add-on acquisitions
- **$60+** Billion of transactions
- **$40+** Billion of total capital raised

Commercial & operating excellence

- **100+** Years of collective experience in senior commercial, operational, and management roles
- **$20+** Billion of value creation where the team occupied senior leadership roles
- GenOn, Texas Genco, Hewlett Packard Enterprise, TXU Energy: Major transformations where the team outperformed the peer base

ESG

- **100%** Large-scale transformations undertaken with substantial ESG impacts realized
- **2+** Million annual tons of CO_2 reduced in most recent ESG transformation
- 1st Choice Delivery, Sungevity, BaySolar: Current portfolio companies with meaningful sustainability efforts underway

Board of Directors


Justin Kelly
Director
Winslow from nuveen


Rick Gaenzie
Director
Gilbert Global Equity Partners


Issac Barchas
Director
Research Bridge Partners

Experienced Management Team


Scott Leonard
CEO
GenOn, Hewlett Packard Enterprise, McKinsey & Company, DLJ


Scott Honour
Chairman
TGG The Gores Group, DLJ, NPG Northern Pacific Group


David Quiram
CFO
GenOn, Hewlett Packard Enterprise, McKinsey & Company

Additional Team Members


Marcy Haymaker
Partner
NPG Northern Pacific Group


Susan Tanski
Principal
Goldman Sachs, Capital One


Gina Stryker
General Counsel
GenOn, TXU energy, Entergy

BETTER METALS FOR EVs 26

TMC offers a significant discount at its current valuation, as compared to trading levels of base metal producing peers.


NORI-D


Market Cap / Fundamental Value
0.35x
1.1x
0.9x
0.8x
0.7x
0.4x
0.3x
0.3x
0.2x
1.6x
Median: 0.5x
TMC
NORI-D only¹
Western Areas
Ivanhoe Mines
Nickel Mines
Trilogy Metals
Nevada Copper
Seabridge Gold
Northern Dynasty
SolGold ²
Base Metal Producers
Base Metal Developers

[1] Fundamental value calculation based on information provided in Canadian NI 43-101 and SEC Regulation S-K (Subpart 1300) Compliant NORI Area D Clarion Clipperton Zone Mineral Resource Estimate and associated financial model, AMC, March 2021.
[2] Fundamental value for SolGold based on median NAV from broker reports published by Hannam, Peel Hunt and Cantor Fitzgerald on February 5, 2021, January 19, 2021 and December 10, 2020, respectively.
Source: Market capitalization and NAV estimates as per FactSet as of February 8, 2021.

BETTER METALS FOR EVs Note: Biodiversity defined as species richness. Source: Mineral Commodity Summaries, U.S. Geological Survey, January 2020; “Where Should Metals for the Green Transition Come From?”, Paulikas et al, April 2020. Conventional mining in high - risk jurisdictions with most biodiversity. 27

1 0 0% 90% 80% 70% 60% 50% 40% 30% 20% 10% 0% 29 Cu 27 Co 25 Mn 28 Ni 3 Li Oil N a t u r al gas Top 3 producing countries Share in total production, 2019 1 China 10% 23% 55% Australia Russia 4% 4% 71% Chile 13% 17% 31% Gabon 10% 16% 30% Iran Russia China 6% 18% 23% 8% 11% 28% 12% 13% 18% Russia Philip - pines Australia DRC Peru Saudi Russia Australia Indo - South Chile US US nesia Africa 1 “ Clean energy progress after Covid - 19 crisis will need reliable supplies of critical minerals”, IEA, May 2020. 2 Mineral Commodity Summaries, U.S. Geological Survey, January 2020. Tricky geopolitics will stay as we decarbonize. BETTER METALS FOR EVs 2 28

BETTER METALS FOR EVs Overview • Eight tranches of earn - out shares available to selling shareholders • Shares vest if share price trades above the strike price for 20 out of 30 trading days • Tranches range from $15.00 per share to $200.00 per share as shown below • Additionally, the sponsor will receive 0.5mm additional shares if the actual price exceeds $50 per share for 20 out of 30 trading days Incentives aligned through a compelling earn - out structure. Tranche 1 Tranche 2 Tranche 3 Tranche 4 Tranche 5 Tranche 6 Tranche 7 Tranche 8 Shares in Earn Out (mm) 5.00 10.00 10.00 1 20.50 20.00 20.00 25.00 25.00 Price ($) $15.00 $25.00 $35.00 $50.00 $75.00 $100.00 $150.00 $200.00 Equity Value of Earn Out $75.00 $250.00 $350.00 1 $1,025.00 $1,500.0 $2,000.00 $3,750.00 $5,000.00 1 Inclusive of the sponsor’s incentive shares of 0.5mm with implied equity value of $25mm. 29

1 Average estimated annual production and revenue 2030 - 2046. Source: Canadian NI 43 - 101 and SEC Regulation S - K (Subpart 1300) Compliant NORI Area D Clarion Clipperton Zone Mineral Resource Estimate and associated financial model, AMC, March 2021. $503 per dry tonne Polymetallic Nodules 9.3 Kt $4,679 million P R O D U C T S Nickel – contained in Ni sulphate, matte and alloy 119.1 Kt $2,200 million (46%) Manganese – contained in 40% Mn silicate slag 2,847.0 Kt $1,278 million (28%) Copper – contained in Cu cathode, matte and alloy 88.7 Kt $623 million (13%) Cobalt – contained in Co sulphate, matte and alloy 9.4 Kt $556 million (12%) Fertilizer grade ammonium sulfate 253.5 Kt $23 million (<1%) V olu m e ( d r y ) p a 1 R e v en ue p a 1 BETTER METALS FOR EVs NORI - D estimated project production. Estimated nodules collected, processed & refined (millions of dry tonnes) 30 0.7 2.9 5.8 8.1 9.7 8.0 9.5 10.9 10.3 10.2 9.5 9.2 9.8 9.8 9.5 8.7 9.4 10.2 9.7 8.8 8.5 7.6 6.4 2 0 24 2 0 25 2 0 26 2 0 27 2 0 28 2 0 29 2 0 30 2 0 31 2 0 32 2 0 33 2 0 34 2 0 35 2 0 36 2 0 37 2 0 38 2 0 39 2 0 40 2 0 41 2 0 42 2 0 43 2 0 44 2 0 45 2 0 46

1 Manganese ores are priced in dmtu (dry metric tonne units). A unit is 10 kg, or 1/100th of a tonne. A tonne of ore grading 40% Mn priced at US$4.53/dmtu would be worth US$181/t of ore. Source: Market Overviews for The Metals Company Initial Assessment, CRU International, October 2020. N I C K E L S U L FAT E NiSO 4 .6H 2 O $16,106 per tonne + $1,605 per tonne average additional sulphate premium C O P P E R C A T H O D E $6,787 per tonne C O B A LT S U L FAT E CoSO 4 .7H 2 O $46,416 per tonne + $10,575 per tonne average additional sulphate premium 4 0 % M N P R O D U C T $4.53 per dmtu 1 or $181 per tonne of Mn product comparable to ore Average product prices assumed in the Feb 2021 Initial Assessment for NORI - D. 25 Mn Ma n g a nes e 54.938 29 Cu C o ppe r 63.546 28 Ni Nickel 58.693 27 Co Cobalt 58.933 BETTER METALS FOR EVs 31

BETTER METALS FOR EVs NOTICE TO CANADIAN INVESTORS This presentation has been prepared by SPAC solely for information purposes and is furnished to you on a confidential basis. Recipients of this presentation may not reproduce or otherwise redistribute, in whole or in part, this presentation to any other person. The securities described herein may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45 106 - Prospectus Exemptions (“NI 45 - 106”) or subsection 73.3(1) of the Securities Act (Ontario), and that are “permitted clients”, as defined in National Instrument 31 - 103 Registration Requirements, Exemptions and Ongoing Registrant Obligations . The distribution of such securities in Canada is being made on a “private placement” basis only and is exempt from the requirement to prepare and file a prospectus with the relevant securities regulatory authorities in Canada. Accordingly, any resale of the securities must be made in accordance with applicable Canadian securities laws, which may vary depending on the relevant jurisdiction, and which may require resales to be made in accordance with prospectus requirements or exemptions from the prospectus requirements. These resale restrictions may under certain circumstances apply to resales of the securities outside of Canada. Canadian purchasers are advised to seek legal advice prior to any resale of the securities both within and outside of Canada. Statutory and Contractual Rights for Certain Purchasers in Canada Securities legislation in certain of the Canadian provinces provides certain purchasers of securities pursuant to an offering memorandum (such as this presentation) with a remedy for damages or rescission, or both, in addition to any other rights they may have at law, where the offering memorandum and any amendment thereto and, in some cases, advertising and sales material used in connection therewith, contains a “misrepresentation,” as defined in the applicable Canadian securities legislation. A “misrepresentation” is generally defined under applicable Canadian securities laws to mean an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make any statement not misleading in light of the circumstances in which it was made. These remedies, or notice with respect to these remedies, must be exercised or delivered, as the case may be, by the purchaser within the time limits prescribed by applicable securities legislation and are subject to limitations and defenses under applicable securities legislation. The following is a summary of the rights of action for damages or rescission, or both, available to certain purchasers residing in certain of the provinces of Canada and is subject to the express provisions of the securities laws, regulations and rules governing such provinces and reference is made thereto for the complete text of such provisions. Such provisions may contain limitations and statutory defenses not described here on which the issuer and other applicable parties may rely. Canadian purchasers should refer to the applicable provisions of the securities legislation of their province for the particulars of these rights or consult with a legal adviser. The rights described below are in addition to and without derogation from any other right or remedy which Canadian purchasers may have at law and are intended to correspond to the provisions of the relevant securities legislation and are subject to the defenses contained therein. Ontario The right of action for damages or rescission described herein is conferred by section 130.1 of the Securities Act (Ontario) (the “Ontario Act”). The Ontario Act provides, in relevant part, that every purchaser of securities pursuant to an offering memorandum (such as this presentation) shall have a statutory right of action for damages or rescission against the issuer and any selling security holder in the event that the offering memorandum contains a misrepresentation, as defined in the Ontario Act. A purchaser who purchases securities offered by the offering memorandum during the period of distribution has, without regard to whether the purchaser relied upon the misrepresentation, a right of action for damages or, alternatively, while still the owner of the securities, for rescission against the issuer and any selling security holder provided that: a. if the purchaser exercises its right of rescission, it shall cease to have a right of action for damages as against the issuer and the selling security holders, if any; b. the issuer and the selling security holders, if any, will not be liable if it proves that the purchaser purchased the securities with knowledge of the misrepresentation; c. the issuer and the selling security holders, if any, will not be liable for all or any portion of damages that it proves do not represent the depreciation in value of the securities as a result of the misrepresentation relied upon; d. the issuer and the selling security holders, if any, will not be liable for a misrepresentation in “forward looking information” (“FLI”), as such term is defined under applicable Canadian securities laws, if it proves that: a. the offering memorandum contains, proximate to the FLI, reasonable cautionary language identifying the FLI as such, and identifying material factors that could cause actual results to differ materially from a conclusion, forecast or projection set out in the FLI, and a statement of material factors or assumptions that were applied in drawing a conclusion or making a forecast or projection set out in the FLI; and b. the issuer had a reasonable basis for drawing the conclusions or making the forecasts and projections set out in the FLI; and e. in no case shall the amount recoverable exceed the price at which the securities were offered. Section 138 of the Ontario Act provides that no action shall be commenced to enforce these rights more than: f. in the case of an action for rescission, 180 days after the date of the transaction that gave rise to the cause of action; or g. in the case of an action for damages, the earlier of: a. 180 days after the date that the purchaser first had knowledge of the facts giving rise to the cause of action; or b. three years after the date of the transaction that gave rise to the cause of action. This presentation is being delivered in reliance on the “accredited investor exemption” from the prospectus requirements contained in the Ontario Act and NI 45 - 106. The rights referred to in section 130.1 of the Ontario Act do not apply in respect of an offering memorandum delivered to a prospective purchaser in connection with a distribution made in reliance on the accredited investor exemption if the prospective purchaser is (a) a Canadian financial institution or a Schedule III bank (each as defined in section 1.1 of NI 45 - 106); (b) the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada); or (c) a subsidiary of any person referred to in paragraphs (a) and (b), if the person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary. Disclaimer for Canadian investors. 32

BETTER METALS FOR EVs Saskatchewan The right of action for damages or rescission described herein is conferred by section 138 of The Securities Act, 1988 (Saskatchewan), as amended (the “Saskatchewan Act”). The Saskatchewan Act provides, in relevant part, that where an offering memorandum (such as this presentation), or any amendment thereto, is sent or delivered to a purchaser and it contains a misrepresentation, as defined in the Saskatchewan Act, a purchaser who purchases a security covered by the offering memorandum or any amendment thereto has, without regard to whether the purchaser relied on the misrepresentation, a right of action for damages or rescission against: a. the issuer or the selling security holder on whose behalf the distribution is made; b. every promoter and director of the issuer or the selling security holder, as the case may be, at the time the offering memorandum or any amendment thereto was sent or delivered; c. every person or company whose consent has been filed respecting the offering, but only with respect to reports, opinions or statements that have been made by them; d. every person or company that, in addition to the persons or companies mentioned in (a) to (c) above, signed the offering memorandum or any amendment thereto; and e. every person or company that sells securities on behalf of the issuer or the selling security holder under the offering memorandum or any amendment thereto. Such rights of action for damages or rescission are subject to certain limitations including the following: a. if the purchaser elects to exercise its right of rescission against the issuer or selling security holder, it shall have no right of action for damages against that party; b. in an action for damages, a defendant will not be liable for all or any portion of the damages that he, she or it proves do not represent the depreciation in value of the securities resulting from the misrepresentation relied on; c. no person or company, other than the issuer or a selling security holder, will be liable for any part of the offering memorandum or any amendment thereto not purporting to be made on the authority of an expert and not purporting to be a copy of, or an extract from, a report, opinion or statement of an expert, unless the person or company failed to conduct a reasonable investigation sufficient to provide reasonable grounds for a belief that there had been no misrepresentation or believed that there had been a misrepresentation; d. in no case shall the amount recoverable exceed the price at which the securities were offered; and e. no person or company is liable in an action for damages or rescission if that person or company proves that the purchaser purchased the securities with knowledge of the misrepresentation. In addition, no person or company, other than the issuer or selling security holder, will be liable if the person or company proves that: f. the offering memorandum or any amendment thereto was sent or delivered without the person’s or company’s knowledge or consent and that, on becoming aware of it being sent or delivered, that person or company gave reasonable general notice that it was so sent or delivered; or g. with respect to any part of the offering memorandum or any amendment thereto purporting to be made on the authority of an expert, or purporting to be a copy of, or an extract from, a report, an opinion or a statement of an expert, that person or company had no reasonable grounds to believe and did not believe that there had been a misrepresentation, the part of the offering memorandum or any amendment thereto did not fairly represent the report, opinion or statement of the expert, or was not a fair copy of, or an extract from, the report, opinion or statement of the expert. Not all defenses upon which an issuer, selling security holder or other person may rely are described herein. Canadian investors should refer to the full text of the Saskatchewan Act for a complete listing. Similar rights of action for damages and rescission are provided in section 138.1 of the Saskatchewan Act in respect of a misrepresentation in advertising and sales literature disseminated in connection with an offering of securities. Section 138.2 of the Saskatchewan Act also provides that where an individual makes a verbal statement to a prospective purchaser that contains a misrepresentation relating to the security purchased and the verbal statement is made either before or contemporaneously with the purchase of the security, the purchaser has a right of action for damages against the individual who made the verbal statement without regard to whether the purchaser relied on the misrepresentation. Section 141(1) of the Saskatchewan Act provides a purchaser with the right to void the purchase agreement and to recover all money and other consideration paid by the purchaser for the securities if the securities are sold in contravention of the Saskatchewan Act by a vendor who is trading in Saskatchewan, the regulations to the Saskatchewan Act or a decision of the Financial and Consumer Affairs Authority of Saskatchewan. Section 141(2) of the Saskatchewan Act also provides a right of action for rescission or damages to a purchaser of securities to whom an offering memorandum or any amendment thereto was required by Section 80.1 of the Saskatchewan Act to be sent or delivered but was not sent or delivered prior to or at the same time as the purchaser enters into an agreement to purchase the securities. The rights of action for damages or rescission under the Saskatchewan Act are in addition to and do not derogate from any other right which a purchaser may have at law. Section 147 of the Saskatchewan Act provides that no action shall be commenced to enforce any of the foregoing rights more than: a. in the case of an action for rescission, 180 days after the date of the transaction that gave rise to the cause of action; or b. in the case of any other action, other than an action for rescission, the earlier of: a. one year after the plaintiff first had knowledge of the facts giving rise to the cause of action; or b. six years after the date of the transaction that gave rise to the cause of action. The Saskatchewan Act also provides a purchaser who has received an amended offering memorandum delivered in accordance with subsection 80.1(3) of the Saskatchewan Act with a right to withdraw from the agreement to purchase the securities by delivering a notice to the person who or company that is selling the securities, indicating the purchaser’s intention not to be bound by the purchase agreement, provided such notice is delivered by the purchaser within two business days of receiving the amended offering memorandum. New Brunswick The right of action for damages or rescission described herein is conferred by section 150 of the Securities Act (New Brunswick) (the “New Brunswick Act”). The New Brunswick Act provides, in relevant part, that where an offering memorandum (such as this presentation) contains a misrepresentation, as defined in the New Brunswick Act, a purchaser who purchases securities offered by the offering memorandum shall be deemed to have relied on the misrepresentation if it was a misrepresentation at the time of purchase and: a. the purchaser has a right of action for damages against (i) the issuer, (ii) any selling security holder(s) on whose behalf the distribution is made, (iii) every person who was a director of the issuer at the date of the offering memorandum, or (iv) every person who signed the offering memorandum; or b. where the purchaser purchased the securities from a person referred to in paragraph (a)(i) or (ii) above, the purchaser may elect to exercise a right of rescission against such person, in which case the purchaser shall have no right of action for damages against the person. This statutory right of action is available to New Brunswick purchasers whether or not such purchasers relied on the misrepresentation. However, there are various defenses available to the issuer. In particular, no person will be liable for a misrepresentation if such person proves that the purchaser purchased the securities with knowledge of the misrepresentation when the purchaser purchased the securities. Moreover, in an action for damages, the amount recoverable will not exceed the price at which the securities were offered under the offering memorandum and any defendant will not be liable for all or any part of the damages that the defendant proves do not represent the depreciation in value of the security as a result of the misrepresentation. If the purchaser intends to rely on the rights described in (a) or (b) above, such purchaser must do so within strict time limitations. The purchaser must commence an action to cancel the agreement within 180 days after the date of the transaction that gave rise to the cause of action. The purchaser must commence its action for damages within the earlier of (a) one year after the purchaser first had knowledge of the facts giving rise to the cause of action; or (b) six years after the date of the transaction that gave rise to the cause of action. Disclaimer for Canadian investors (cont’d). 33

BETTER METALS FOR EVs Nova Scotia The right of action for damages or rescission described herein is conferred by section 138 of the Securities Act (Nova Scotia) (the “Nova Scotia Act”). The Nova Scotia Act provides, in relevant part, that in the event that an offering memorandum (such as this presentation), together with any amendment thereto, or any advertising or sales literature, as defined in the Nova Scotia Act, contains a misrepresentation, as defined in the Nova Scotia Act, the purchaser will be deemed to have relied upon such misrepresentation if it was a misrepresentation at the time of purchase and has, subject to certain limitations and defenses, a statutory right of action for damages against the issuer and, subject to certain additional defenses, every director of the issuer at the date of the offering memorandum and every person who signed the offering memorandum or, alternatively, while still the owner of the securities purchased by the purchaser, may elect instead to exercise a statutory right of rescission against the issuer, in which case the purchaser shall have no right of action for damages against the issuer, directors of the issuer or any other person who has signed the offering memorandum, provided that, among other limitations: a. no action shall be commenced to enforce the right of action for rescission or damages by a purchaser resident in Nova Scotia later than 120 days after the date on which the initial payment was made for the securities; b. no person will be liable if it proves that the purchaser purchased the securities with knowledge of the misrepresentation; c. in the case of an action for damages, no person will be liable for all or any portion of the damages that it proves do not represent the depreciation in value of the securities as a result of the misrepresentation relied upon; and d. in no case will the amount recoverable in any action exceed the price at which the securities were offered to the purchaser. In addition, a person or company, other than the issuer, will not be liable if that person or company proves that: a. the offering memorandum or any amendment thereto was sent or delivered to the purchaser without the person’s or company’s knowledge or consent and that, on becoming aware of its delivery, the person or company gave reasonable general notice that it was delivered without the person’s or company’s knowledge or consent; b. after delivery of the offering memorandum or any amendment thereto and before the purchase of the securities by the purchaser, on becoming aware of any misrepresentation in the offering memorandum or amendment thereto the person or company withdrew the person’s or company’s consent to the offering memorandum or any amendment thereto, and gave reasonable general notice of the withdrawal and the reason for it; or c. with respect to any part of the offering memorandum or any amendment thereto purporting (i) to be made on the authority of an expert, or (ii) to be a copy of, or an extract from, a report, an opinion or a statement of an expert, the person or company had no reasonable grounds to believe and did not believe that (A) there had been a misrepresentation, or (B) the relevant part of the offering memorandum or any amendment thereto did not fairly represent the report, opinion or statement of the expert, or was not a fair copy of, or an extract from, the report, opinion or statement of the expert. Furthermore, no person or company, other than the issuer, will be liable with respect to any part of the offering memorandum or any amendment thereto not purporting (a) to be made on the authority of an expert or (b) to be a copy of, or an extract from, a report, opinion or statement of an expert, unless the person or company (i) failed to conduct a reasonable investigation to provide reasonable grounds for a belief that there had been no misrepresentation or (ii) believed that there had been a misrepresentation. If a misrepresentation is contained in a record incorporated by reference into, or deemed incorporated by reference into, the offering memorandum or any amendment thereto, the misrepresentation is deemed to be contained in the offering memorandum or any amendment thereto. The rights described above are in addition to any other right or remedy available at law to the purchaser. Newfoundland and Labrador The right of action for damages or rescission described herein is conferred by section 130.1 of the Securities Act (Newfoundland and Labrador) (the “Newfoundland Act”). The Newfoundland Act provides, in relevant part, that where an offering memorandum (such as this presentation) contains a misrepresentation, as defined in the Newfoundland Act, a purchaser who purchases securities offered by the offering memorandum during the period of distribution has, without regard to whether the purchaser relied upon the misrepresentation, (a) a statutory right of action for damages against (i) the issuer, (ii) every director of the issuer at the date of the offering memorandum, and (iii) every person or company who signed the offering memorandum and (b) for rescission against the issuer. Where a purchaser elects to exercise a right of rescission against the issuer, such purchaser has no right of action for damages against (i) the issuer, (ii) every director of the issuer at the date of the offering memorandum, nor (iii) every person or company who signed the offering memorandum. The Newfoundland Act provides a number of limitations and defenses in respect of such rights. Where a misrepresentation is contained in an offering memorandum, a person or company shall not be liable for damages or rescission: a. where the person or company proves that the purchaser purchased the securities with knowledge of the misrepresentation; b. where the person or company proves that the offering memorandum was sent to the purchaser without the person’s or company’s knowledge or consent and that, on becoming aware of its being sent, the person or company promptly gave reasonable notice to the issuer that it was sent without the knowledge and consent of the person or company; c. if the person or company proves that the person or company, on becoming aware of the misrepresentation in the offering memorandum, withdrew the person’s or company’s consent to the offering memorandum and gave reasonable notice to the issuer of the withdrawal and the reason for it; d. if, with respect to any part of the offering memorandum purporting to be made on the authority of an expert or purporting to be a copy of, or an extract from, a report, opinion or statement of an expert, the person or company proves that the person or company did not have any reasonable grounds to believe and did not believe that: a. there had been a misrepresentation; or b. the relevant part of the offering memorandum: a. did not fairly represent the report, opinion or statement of the expert; or b. was not a fair copy of, or an extract from, the report, opinion or statement of the expert; e. with respect to any part of the offering memorandum not purporting to be made on the authority of an expert and not purporting to be a copy of, or an extract from, a report, opinion or statement of an expert, unless the person or company: a. did not conduct an investigation sufficient to provide reasonable grounds for a belief that there had been no misrepresentation; or b. believed there had been a misrepresentation; f. in the case of an action for damages, the defendant is not liable for all or any part of the damages that the defendant proves do not represent the depreciation in value of the security as a result of the misrepresentation; and g. in no case will the amount recoverable in any action exceed the price at which the securities were offered under the offering memorandum. Section 138 of the Newfoundland Act provides that no action shall be commenced to enforce these rights more than: a. in the case of an action for rescission, 180 days after the date of the transaction that gave rise to the cause of action; or b. in the case of an action for damages, the earlier of: a. 180 days after the date that the purchaser first had knowledge of the facts giving rise to the cause of action; or b. three years after the date of the transaction that gave rise to the cause of action. Manitoba, Prince Edward Island, Yukon, Nunavut and Northwest Territories In Manitoba, the Securities Act (Manitoba) ; in Prince Edward Island, the Securities Act (PEI) ; in Yukon, the Securities Act (Yukon) ; in Nunavut, the Securities Act (Nunavut) ; and in the Northwest Territories, the Securities Act (Northwest Territories) provide a statutory right of action for damages or rescission to purchasers residing in Manitoba, Prince Edward Island, Yukon, Nunavut and the Northwest Territories, respectively, in circumstances where an offering memorandum (such as this presentation) or an amendment hereto contains a misrepresentation, which rights are similar, but not identical, to the rights available to purchasers residing in the Province of Ontario . 34 Disclaimer for Canadian investors (cont’d).